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                                                                    EXHIBIT 23.2


                      KPMG'S CONSENT REGARDING TAX OPINION


The Board of Directors
Synovus Financial Corp.
P.O. Box 120
Columbus, GA  31902



We consent to the use of our tax opinion included herein as Appendix C and to the reference to our firm under the heading of "Experts" and "Tax Opinion" in the prospectus.


 /s/ KPMG LLP
-----------------------

Memphis, Tennessee
April 24, 2000